                          SERVICING CERTIFICATE                          PAGE 5

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
   MLCC MORTGAGE INVESTORS, INC.                                             Current Collection Period:  17-Dec-97 through 16-Jan-98
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1     P & S Agreement Date:                        1-Oct-97
                                               CURRENT PASS-THROUGH RATES:    Original Closing Date:                       30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1        LIBOR + 0.18%      6.14875%    Prior Month's Distribution Date:             26-Dec-97
                                                                              Distribution Date:                           26-Jan-98

   NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                                  31 <- Accrual Days                  Investor Floating Allocation Percentage             95.297173%
   LIBOR         5.96875%    9.21752%<- Net Loan Rate                 Investor Fixed Allocation Percentage                98.000000%
   WAC           9.71752%    9.12752%<- Alternate Certificate Rate

   --------------------------------------------------------------------------------------------------------------------------------
 1        Beginning Pool Balance (net of Transferor Interest Extraction)                (P&S 4.01xx, 5.03xii)       381,189,754.95
 2        Beginning Pool Factor                                                                                         102.687000%
   --------------------------------------------------------------------------------------------------------------------------------
 3        Beginning Invested Amount                                                     (P&S 4.01xxi)               363,263,059.33
 4        Beginning Transferor Interest (net of Transferor Interest Extraction)                                      17,926,695.62
 5        Beginning Certificate Principal Balance               (INSURED AMOUNT)        (P&S 4.01xxiv)              363,263,059.33
 6        Beginning Overcollateralization Amount                                        (P&S 4.01xxix)                        0.00
   --------------------------------------------------------------------------------------------------------------------------------
 7        Minimum Transferor Interest                                                                                 7,424,940.00
 8        Required Amount                                                               (P&S  4.01xxii, 5.03x)        7,424,318.81
 9        Transferor Subordinated Amount                                                (P&S 4.01xxiii)               7,424,318.81

   --------------------------------------------------------------------------------------------------------------------------------
          COLLECTION AMOUNTS
   --------------------------------------------------------------------------------------------------------------------------------
10        Aggregate of all Trust Principal Collections                                  (P&S 4.01ii)                 20,647,027.25
11        Aggregate of all Trust Principal Repurchases                                                                        0.00
12        Aggregate of any Trust Insurance Proceeds                                     (P&S 4.01iii)                         0.00
13        Aggregate of any Net Trust Liquidation Proceeds                               (P&S 4.01iv)                          0.00
14        Aggregate of Transfer Deposits                                                (P&S 4.01v)                           0.00
15        Aggregate Trust Principal Collected (sum ln 10 through 14)                                                 20,647,027.25
16        Aggregate of all Trust Interest Collections                                   (P&S 4.01i)                   3,015,734.34
17        Monthly Advance / (Reimbursement) for Such Distribution Date                  (P&S 4.01vi &viii, 5.03xv)            0.00
18        Trust Interest Collections Available for Distribution                                                       3,015,734.34
19        Available Distribution Amount (15 + 18)                                                                    23,662,761.59

   --------------------------------------------------------------------------------------------------------------------------------
          FORMULA AMOUNTS
   --------------------------------------------------------------------------------------------------------------------------------
20        Current Month Additional Principal Balances (New Draws) -- MLR 241            (P&S 4.01xxvii)              23,444,997.21
21        Aggregate Trust Principal Collected - line 15                                                              20,647,027.25
22        Principal Distribution to Trustee                                                                                   0.00
23        Trust Interest Collections Available for Distribution (ln 18)                                               3,015,734.34
24        Distribution to Trustee  (ln 22 + ln 23)                                                                    3,015,734.34

25        Liquidation Loss Amounts (unrecovered trust balance for current period)       (P&S 4.01xviii)                       0.00
26        Investor Loss Amount (FLOAP x Liq Loss Amount for current period)             (P&S 4.01xviii)                       0.00
27        Investor Loss Amount not paid to Investors from prior Distribution)           (P&S 4.01xix)                         0.00
28        Investor Loss Reduction Amount ( cumulative Investor Loss Amts from
          all distributions not paid to Inv)                                                                                  0.00
29        Current Investor Loss Distribution Amount (ln 26 + ln 28)                                                           0.00

30        Certificate Interest Collections (FLAP x Trust Int Collections Available)     (P&S 4.01x)                   2,873,909.56
31        Certificate Interest Collections used to pay Investor Loss Amount as
          principal in the current period                                                                                     0.00

   --------------------------------------------------------------------------------------------------------------------------------
          DISTRIBUTION AMOUNTS TO INVESTORS
   --------------------------------------------------------------------------------------------------------------------------------
32 i.     Total Amount to Certificate Insurer                                                                            21,896.69
   ii.    Monthly Insurance Premium                                                                                      21,896.69
   iii.   Reimbursement Amount                                                          (P&S 4.01xxx)                         0.00
    iv.   Redirection of Certificate Insurance                                                                                0.00

33 i.     Investor Certificate Distribution Amount (33vii. + 33xiii.) -- principal
          + interest                                                                    (P&S 5.03i)                   1,923,389.61
   --------------------------------------------------------------------------------------------------------------------------------
   ii.    Certificate Formula Interest                                                  (P&S 4.01xi)                  1,923,389.61
   iii.   Unpaid Certificate Interest Shortfall Included in 33vi.                       (P&S 4.01xiii)                        0.00
   iv.    Unpaid Interest Shortfall (carryover into current period)                     (P&S 4.01xii)                         0.00
   v.     Remaining Unpaid Interest Shortfall after giving effect to current
          distribution                                                                  (P&S 4.01xii)                         0.00
   vi.    Total Certificate Distribution Allocable to Interest                                                        1,923,389.61
   --------------------------------------------------------------------------------------------------------------------------------
   vii.   Maximum Principal Payment (FAP x Line 21 )                                    (P&S 4.01xvii)               20,234,086.71
   viii.  Alternative Principal Payment (max of paydowns - draws, 0)                    (P&S 4.01xvii)                        0.00
   ix.    Scheduled Principal Collections Pmt ( if in RAP, min of max prin pmt
          or alt prin pmt, max prin pmt)                                                (P&S 4.01xvii)                        0.00
   x.     Accelerated Principal Distribution Amount                                     (P&S 4.01xvi)                         0.00
   xi.    Investor Loss Amount for current distribution date (paid out of
          certificate interest collections)                                                                                   0.00
   xii.   Investor Loss Reduction Amount ( Ln 29 - paid out of certificate
          interest collections)                                                                                               0.00
   xiii.  Total Certificate Distribution Allocable to Principal
          (33ix. + 33x. + 33xi. + 33xii.)                                                                                     0.00

   --------------------------------------------------------------------------------------------------------------------------------
34 i.     Transferor Distribution Amount (ln 34ii + 34iv + 34v.)                                                      1,070,448.04
   ii.    Transferor Interest Collections (Trust Int Coll less Cert Int Coll
          -- ln 23 less ln 30)                                                          (P&S 4.01xv)                    141,824.78
   iii.   Available Excess Interest from Certificate Interest Coll                                                      928,623.26
   iv.    Residual Amount included in 26i                                               (P&S 4.01xxxi)                  928,623.26
   v.     Transferor Principal Collections (11-25viii)                                  (P&S 4.01xv)                          0.00

   --------------------------------------------------------------------------------------------------------------------------------
35        Cumulative Number of all Retransferred Mortgage Loans (From Previous
          Distributions)                                                                (P&S 4.01xxxvii, 5.03xx)              0.00
36        Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
          Distributions)                                                                (P&S 4.01xxxvii, 5.03xx)              0.00

   --------------------------------------------------------------------------------------------------------------------------------
37        Number of all Retransferred Mortgage Loans (Current Retransfer Date)          (P&S 4.01xxxvii, 5.03xx)              0
38        Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)          (P&S 4.01xxxvii, 5.03xx)              0.00

   --------------------------------------------------------------------------------------------------------------------------------
39        Ending Pool Balance                                                           (P&S 5.03xii)               383,987,724.91
40        Ending Pool Factor                                                            (P&S 4.01xxv, 5.03ix)           103.440527%
   --------------------------------------------------------------------------------------------------------------------------------
41        Ending Invested Amount (Beg - Investor loss - sched prin)                                                 363,263,059.33
42        Ending Transferor Int (Beg + (max of Draws - Paydowns, 0) -
          (Liq loss - Inv loss) - Transfer Amt)                                         (P&S 4.01xxvi)               20,724,665.58
43        Ending Certificate Principal Balance  (INSURED AMOUNT)  (Beg - pin dist)      (P&S 4.01xxv, 4.01xxix)     363,263,059.33
44        Ending Overcollateralization Amount                                           (P&S 4.01xxiv, 5.03xiii)              0.00
   --------------------------------------------------------------------------------------------------------------------------------

                     STATEMENT TO CERTIFICATEHOLDERS                     PAGE 6

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
   MLCC MORTGAGE INVESTORS, INC.                                             Current Collection Period:  17-Dec-97 through 16-Jan-98
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1     P & S Agreement Date:                        01-Oct-97
                                               CURRENT PASS-THROUGH RATES:    Original Closing Date:                       30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1        LIBOR + 0.18%      6.14875%    Prior Month's Distribution Date:             26-Dec-97
                                                                              Distribution Date:                           26-Jan-98

   NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                                  31 <- Accrual Days                  Investor Floating Allocation Percentage             95.297173%
   LIBOR         5.96875%    9.21752%<- Net Loan Rate                 Investor Fixed Allocation Percentage                98.000000%
   WAC           9.71752%    9.12752%<- Alternate Certificate Rate

   --------------------------------------------------------------------------------------------------------------------------------
   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)
45 i.     Total Certificate Distribution Amount Allocable to Interest                   (P&S 5.03ii)                      5.287073
   ii.    Unpaid Certificate Interest Shortfall Included in Current Distribution        (P&S 5.03iii)                     0.000000
   iii.   Unpaid Certificate Interest Shortfall Remaining after Current
          Distribution (Carryover)                                                      (P&S 5.03iv)                      0.000000

46 i      Total Certificate Distribution Allocable to Principal                         (P&S 5.03v)                       0.000000
   ii.    Scheduled Principal Collections Payment                                       (P&S 5.03v)                       0.000000
   iii.   Accelerated Principal Distribution Amount                                     (P&S 5.03v)                       0.000000

47 i      Reimbursed Investor Loss Reduction Amounts Included in Current
          Distribution                                                                  (P&S 5.03vi)                      0.000000
   ii     Investor Loss Reduction Amounts after Current Distribution (Carryover)        (P&S 5.03vii)                     0.000000

48        Servicing Fee                                                                 (P&S 5.03xv)                    161,875.10
49        Monthly Advance paid by the Servicer                                          (P&S 5.03xiv)                         0.00
50        Monthly (Advance Reimbursement) to the Servicer                                                                     0.00
51        Cumulative Monthly Advance paid by the Servicer                                                                     0.00
52        Amount of Insured Payments by the Certificate Insurer                         (P&S 5.03xix)                         0.00
53        Transferor Subordinated Amount after giving effect to the current
          distribution                                                                  (P&S 5.03xi)                  7,424,318.81

54 i.     Number of Mortgage Loans 31 to 60 days delinquent                             (P&S 4.01xxxii, 5.03xvi)                70
55 ii.    Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent       (P&S 4.01xxxii, 5.03xvi)      2,645,983.41
56 i.     Number of Mortgage Loans 61 to 90 days delinquent                             (P&S 4.01xxxii, 5.03xvi)                14
   ii.    Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent       (P&S 4.01xxxii, 5.03xvi)        552,292.72
57 i.     Number of Mortgage Loans 91 or more days delinquent                           (P&S 4.01xxxii, 5.03xvi)                 9
   ii.    Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent     (P&S 4.01xxxii, 5.03xvi)        259,073.31
58 i.     Number of Mortgage Loans in Foreclosure                                       (P&S 4.01xxxiii, 5.03xvii)               0
   ii.    Aggregate Principal Balances of Mortgage Loans in Foreclosure                 (P&S 4.01xxxiii, 5.03xvii)            0.00

59        Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed     (P&S 4.01xxxiv, 5.03xviii)            0.00
60        The Aggregate Trust Balances of any Liquidated Loans in the Current Month     (P&S 4.01xxxv)                        0.00